UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2025

ALLIANT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-9894	39-1380265
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

4902 N. Biltmore Lane Madison, Wisconsin		53718
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (608) 458-3311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Alliant Energy Corporation, Common Stock, $0.01 Par Value, Trading Symbol: LNT, Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2025, Alliant Energy Corporation (the “Company”) completed its previously announced sale of $575 million aggregate principal amount of 3.250% Convertible Senior Notes due 2028 (the “Notes”), which amount includes the exercise in full of the $75 million option to purchase additional Notes granted to the initial purchasers, in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes bear interest at a fixed rate of 3.250% per year, payable semiannually in arrears on May 30 and November 30 of each year, beginning on November 30, 2025. The Notes will be convertible into cash or a combination of cash and shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), as described below. The Notes are senior, unsecured obligations of the Company, and will mature on May 30, 2028, unless earlier converted or repurchased in accordance with their terms.

The Company issued the Notes pursuant to an indenture (the “Indenture”), dated as of May 15, 2025, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Prior to the close of business on the business day immediately preceding March 1, 2028, the Notes will be convertible at the option of the holders only under certain conditions. On or after March 1, 2028 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option at any time at the conversion rate then in effect, irrespective of these conditions.

The Company will settle conversions of the Notes by paying cash up to the aggregate principal amount of the Notes to be converted and paying or delivering, as the case may be, cash, shares of its Common Stock, or a combination of cash and shares of its Common Stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The conversion rate for the Notes will initially be 13.1773 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $75.89 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 27.5% over the last reported sale price of the Common Stock on the Nasdaq Global Select Market on May 12, 2025. The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The Company may not redeem the Notes prior to the maturity date.

If the Company undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, if a Make-Whole Fundamental Change (as defined in the Indenture) occurs, the Company may be required, in certain circumstances, to increase the conversion rate for any Notes converted in connection with such Make-Whole Fundamental Change by a specified number of shares of its Common Stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults with respect to certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; be effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with the Generally Accepted Accounting Principles).

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The Notes were sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The Notes and the underlying shares of Common Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The maximum number of shares of Common Stock issuable upon conversion of the Notes, including pursuant to any increase in the conversion rate for any Notes converted in connection with a Make-Whole Fundamental Change, is 9,660,575.

Item 8.01.	Other Events.

On May 12, 2025, the Company issued a press release announcing the launch of its offering of the Notes. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 12, 2025, the Company issued a press release announcing the pricing of its offering of the Notes. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

4.1	Indenture dated as of May 15, 2025 by and between Alliant Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 3.250% Convertible Senior Note due 2028 (included in Exhibit 4.1)

99.1	Press release of Alliant Energy Corporation, dated May 12, 2025

99.2	Press release of Alliant Energy Corporation, dated May 12, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2025	ALLIANT ENERGY CORPORATION

	By:	/s/ Robert J. Durian
	Name:	Robert J. Durian
	Title:	Executive Vice President and Chief Financial Officer